EXHIBIT 21


                              SPARTECH CORPORATION
                           SUBSIDIARIES OF REGISTRANT



Legal Entity                       DBA                      Incorporation

Atlas Alchem Plastics, Inc.        Spartech Plastics        Delaware
                                   Spartech Color

The Resin Exchange, Inc.           Spartech Polycom         Missouri


Franklin-Burlington Plastics, Inc. Spartech Vy-Cal          Delaware
                                   Spartech Polycom

Alchem Plastics, Inc.              Spartech Plastics        Delaware

Alchem Plastics Corporation        Spartech Plastics        Georgia

Anjac-Doron Plastics, Inc.         Spartech Profiles        Delaware

Spartech Polycom, Inc.             Spartech Polycom         Pennsylvania

PH Chemicals, Inc.                 Spartech Polycom         Delaware

Spartech Polycom, S.A.             Spartech Polycom         France

Spartech Plastics, Inc.            Spartech Plastics        Delaware
                                   Spartech Profiles

Spartech Industries, Inc.          Spartech Industries      Delaware

Spartech Canada, Inc.              Spartech Industries      New Brunswick,
                                                            Canada
                                   Spartech Color
                                   Spartech Plastics
                                   Spartech Profiles